Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-40494, 333-113794, 333-125056, 333-182807 and 333-231460 on Form S-8 and 333-233861 on Form S-3 of Salem Media Group, Inc. of our report dated March 4, 2021 relating to the financial statements as of and for the year ended December 31, 2020, appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Crowe LLP

Los Angeles, California

March 4, 2022